MERGER BREAK-UP AND MUTUAL RELEASE AGREEMENT
                  --------------------------------------------


     THIS MERGER BREAK-UP AND MUTUAL RELEASE AGREEMENT ("Agreement") is entered into as of the 1st day of February, 2005 (the "Effective Date"), by and between Integrated Data Corp. ("IDC"), and DataWave Systems, Inc. ("DataWave"), both Delaware corporations (collectively, the "Parties").


                                   Recitals

     A. IDC has owned 50.062% of DataWave's issued and outstanding shares, since January 2003, and accordingly, has accounted for its DataWave ownership in consolidated financial statements beginning with its fiscal year 2003 audited financial statements.

     B. In January 2004, the Parties entered into exploratory discussions with the goal of investigating the feasibility of merging the two companies into a single Delaware corporation whose shares would be listed on the NASD's Over-the-Counter Bulletin Board system ("OTCBB").

     C. IDC and DataWave each employed Evans & Evans of Vancouver, BC, Canada, a firm of independent business appraisers, to separately value the two companies. Based upon these appraisal values, the concept of a merger was agreed in principle, and a merger price was determined in April 2004, whereby each approximately 11 shares of DataWave (not already owned by IDC) would be exchanged for 1 share of IDC (the "Merger Price").

     D. The Parties each engaged separate corporate and securities counsel and independent auditors to effect the coordination, management, and consummation of the series of transactions that would provide for the (i) solicitation of proxies from the shareholders of both companies and providing each set of shareholders with disclosure documents in the form of a prospectus that had been reviewed and declared effective by the U.S. Securities and Exchange Commission (the "Commission"), (ii) moving of DataWave's domicile from the Territory of the Yukon, Canada, to the State of Delaware, United States, (iii) de-listing DataWave's shares from the Toronto Venture Exchange ("TVX"), where the shares had traded, (iv) holding of the requisite shareholders' meetings of each company, (v) merging DataWave with and into Integrated Data Corp. Acquisition, Inc., a wholly owned Delaware subsidiary corporation of IDC, formed for that purpose ("DataWave Acquisition"), (vi) paying the Merger Price in shares of IDC's common stock listed on the OTCBB, (vii) filing of registration statements and proxy solicitation materials with the Commission, the TVX, the NASD, and requisite U.S. state and Canadian provincial securities commissions, and (viii) filing of all required post-merger documents (all such above requirements hereby collectively referred to as the "Merger").

     E. The Parties' respective counsel jointly prepared a detailed agenda (the "Plan of Merger"), and set forth therein a proposed schedule that listed the several responsibilities of the Parties and their respective advisors in


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order to consummate the Merger.  The Parties agreed that DataWave's
Vancouver-based counsel would deal with issues relating to Canadian national and provincial law, and rules and regulations relating to the TVX, while IDC's Washington, DC-based counsel would attend to issues involving the Commission, Delaware state corporate issues, NASD and OTCBB listing requirements, rules, regulations, and issues relating to various United States state securities or "blue sky" laws.

     F. The Plan of Merger, inter alia, called for the holding in November 2004 of an Annual and Special General Meeting of the shareholders of DataWave in Vancouver (the "A&SGM"), where the shareholders would initially vote to de-list DataWave's shares from the TVX and continue DataWave as a corporation under the laws of the State of Delaware. The A&SGM would then temporarily adjourn. Assuming these proposals were approved by the requisite percentage of shareholders, immediately after the filing of its continuation documents with the Secretary of State of the State of Delaware the A&SGM would reconvene later in the same day, and under Delaware law voting procedures would vote on the proposition to merge DataWave with and into DataWave Acquisition and to accept the Merger Price in an exchange of DataWave for IDC shares.

     G. The Parties were given to understand that at the A&SGM all shareholders of DataWave would be able to vote their respective shares in determining the requisite greater than 2/3ds Yukon requirement to effect the continuation of DataWave as a Delaware corporation and its de-listing from the TVX.

     H. When counsel submitted the draft Merger documents to officials of the TVX for review, however, they learned that the TVX would impose a requirement that only "disinterested" shareholders would be permitted to have their shares counted in determining the requisite greater than 2/3ds requirement. Shares held by IDC, those of DataWave management, and other "friends of the company" would specifically be excluded in determining these percentages.

     I. Faced with the prospect of having to proceed with a proxy solicitation that would require a greater than 2/3ds majority of only the minority of "disinterested" shares, the Parties reluctantly determined to abort the Merger.

     J. The Parties believe that each of them has acted in utmost good faith and fair dealings in their business relationships with the other, and that both have used their respective best efforts to consummate the Merger, but that because of counsel's inability to foresee that the TVX would view both separate parts of the A&SGM as a single plan and thus impose its "disinterested" shareholder rule for voting, the Merger was incapable of being carried forth to a successful conclusion.

     K. For the reasons stated above the Parties for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, do agree to proceed as set forth in the Agreement Provisions below.


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                             Agreement Provisions

     1. IDC's Merger-related Fees and Expenses. In reviewing materials provided by IDC DataWave accepts a minimum of $470,000 as the sum that IDC has expended on fees and costs of its counsel, independent auditors, appraisers, governmental and administrative agencies in its attempt to consummate the Merger.

     2. Break-up Compensation. DataWave agrees to pay IDC compensation of $470,000 in the form of $235,000 cash in immediately available funds and 2,937,500 shares of its common stock at the issue price of $0.08 per share (the "Compensation Shares") as a Merger Break-up fee in full and final settlement of any and all issues between them resulting from the decision of the Parties to abort the Merger.

     3. IDC and DataWave to Operate Separately. The Parties agree that having used their respective best efforts to bring about the Merger, and those efforts having failed, it now behooves each of them to operate their respective businesses separate and apart. Accordingly, IDC as the majority shareholder of DataWave, upon receipt of payment of $235,000 in cash and issuance to it of the Compensation Shares agrees not to insist on its right to appoint a director or directors to the board of directors of DataWave until such time as the board of directors of DataWave and IDC shall mutually agree otherwise.

     4. Removal of IDC Related Parties from the Board of Directors of DataWave. DataWave shall be solely responsible for insuring that the current and future members of its board of directors have neither past nor present affiliations, connections or any form of relationship to IDC or related parties. At DataWave's request, IDC shall withhold voting for any person whom DataWave, acting reasonably, identifies as having past or present affiliation, connection or other form of relationship to IDC or related parties.

     5. Provisions Relating to Issuance of the Compensation Shares. The Parties understand and agree that the Compensation Shares will not be registered under the provisions of the 1933 Securities Act or the securities laws of any state and will be subject to the restrictions imposed under Rule 144 of the Rules and Regulations of the 1933 Securities Act.

     6. Status of IDC as a Controlling Person of DataWave. IDC represents, warrants and acknowledges that it understands the restrictions imposed upon it as a controlling person of DataWave, that it is acquiring the Compensation Shares with a view towards further investment in DataWave and not with a view towards distribution, and that so long as IDC continues to be a controlling person of DataWave it shall remain subject to and be bound by the transfer restrictions imposed upon it by Rule 144.

     7.  Reservation and Status of the Compensation Shares.   DataWave
represents to IDC that the Compensation Shares have been validly authorized, and upon issuance to IDC will be fully paid and non-assessable.


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     8.  Cooperation by IDC.  IDC recognizes that DataWave may wish to pursue remedies against third parties for its own losses and expenses flowing out of the aborted Merger, and agrees that if requested by DataWave it will instruct its officers, directors, employees, agents and servants to cooperate fully with DataWave in providing any documentary or parole evidence requested by DataWave in support of DataWave's loss claim or claims.

     9. Mutual Release and Hold Harmless Provisions. With the payment of the Break-up compensation specified in paragraph 2 above, the Parties agree that the provisions of this Agreement shall operate as a full, complete and mutual release of each by the other for any and all claims that have arisen or that may in future arise out of the aborted Merger, and each agrees to hold harmless and indemnify the other from any such claims or future claims, as the case may be.

     10. Notices. Any notices permitted or required under this Agreement shall be deemed given upon the date of personal delivery or 48 hours after deposit in the United States mail, postage fully prepaid, return receipt requested, addressed to IDC at:

                        Integrated Data Corp.
                        625 W. Ridge Pike, Suite C-106
                        Conshohocken, PA  19428-1192

Addressed to DataWave at:

                        DataWave Systems, Inc.
                        Wayne Plaza 1
                        145 Route 46 West
                        Wayne, NJ  07470

or at any other address as any party may, from time to time, designate by notice given in compliance with this section.

     11. Governing Law, Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, the domicile of both IDC and DataWave. Any action at law or suit for equitable performance initiated hereunder shall be commenced in the Delaware Chancery Court.

     12. Arbitration. If at any time during the term of this Agreement any dispute, difference or disagreement shall arise upon or in respect of the Agreement, and the meaning and construction hereof, every such dispute, difference and disagreement shall be referred to a single arbiter agreed upon by the parties, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof.


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     13.  Attorney Fees.  In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal there from, it is agreed that the prevailing party shall be entitled to reasonable attorneys' fees to be fixed by the arbitrator, trial court and/or appellate court.

     14. Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that the Agreement or any section thereof was drafted by that party.

     15. Titles and Captions. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

     16. Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings, terms sheets, letters and agreements among them respecting the subject matter of this Agreement.

     17. Modifications Must Be in Writing. This Agreement may not be changed orally. All modifications of this Agreement must be in writing and must have been signed by each party.

     18. Agreement Binding. This Agreement shall be binding upon the successors and assigns of the parties hereto.

     19. Further Action. The parties shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

     20. Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on both the parties even though both parties may not be signatories to the original or the same counterpart.

     21. Facsimile Signatures. Facsimile or electronic mail attachment transmission of any signed original document, and the retransmission of any signed facsimile transmission, shall be the same as delivery of the original signed document. At the request of any party, a party shall confirm documents with a facsimile transmitted signature by signing an original document.

     IN WITNESS WHEREOF, this Agreement has been executed on March 3, 2005 on behalf of IDC and DataWave by their duly authorized officers pursuant to authority vested in them by their respective boards of directors, to be effective as of the Effective Date.

Integrated Data Corp.                     DataWave Systems Inc.

By:  /s/ David C. Bryan                   By:  /s/ Joshus Emanuel
     ------------------                        ------------------
     David C. Bryan                            Joshua Emanuel,
     President & CEO                           President & CEO


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